EXHIBIT (99)-2


                             HEALTHSOUTH CORPORATION


                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                             ANY AND ALL OUTSTANDING
                          7 3/8% SENIOR NOTES DUE 2006
                        AND 8 3/8% SENIOR NOTES DUE 2011
                                 IN EXCHANGE FOR
                          7 3/8% SENIOR NOTES DUE 2006
   AND 8 3/8% SENIOR NOTES DUE 2011, RESPECTIVELY, WHICH HAVE BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by registered holders of outstanding 7 3/8% Senior Notes due 2006 and 8 3/8% Senior Notes due 2011 (collectively, the "Private Notes") of HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), who wish to tender their Private Notes for an equal principal amount of 7 3/8% Senior Notes due 2006 and 8 3/8% Senior Notes due 2011, respectively (collectively, the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Prospectus dated , 2001 (as amended or supplemented from time to time, the "Prospectus"), if (i) the Private Notes, a duly completed and executed letter of transmittal (as amended or supplemented from time to time, the "Letter of Transmittal") and all other required documents cannot be delivered to National City Bank (the "Exchange Agent") prior to 5:00 P.M., New York City time, on , 2002, or such later date and time to which the exchange offer may be extended (the "Expiration Date") or
(ii) the procedures for delivery of the Private Notes being tendered by book-entry transfer, together with a duly completed and executed Letter of Transmittal, cannot be completed on or prior to 5:00 P.M., New York City time, on the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery), to the Exchange Agent. See "The Exchange Offer-Procedures for Tendering" in the Prospectus. The Company has the right to reject a tender of Private Notes made pursuant to the guaranteed delivery procedures unless the registered holder using the guaranteed delivery procedure submits either (a) the Private Notes tendered thereby, in proper form for transfer, or (b) confirmation of book-entry transfer in the manner set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents by 5:00 P.M., New York City time, on the third New York Stock Exchange trading day following the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent for The Exchange Offer Is:


                               NATIONAL CITY BANK

   By Registered or Certified Mail:      Facsimile Transmissions:    By Hand Or Overnight Delivery:
                                       (Eligible Institutions Only)
            National City Bank                (502) 581-4198               National City Bank
 c/o Mellon Securities Trust Company                                 c/o Mellon Securities Trust Company
         120 Broadway, 13th Floor                                          120 Broadway, 13th Floor
        New York, New York 10271                                           New York, New York 10271
         Attention: Charles Lush                                           Attention: Charles Lush
                                           Confirm By Telephone:
                                              (502) 581-7354
                                           For Information Call:
                                               Charles Lush
                                              (502) 581-7354




     Delivery of this Notice Of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus dated , 2001 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related letter of transmittal (as the same may be amended or supplemented from time to time, the "Letter of Transmittal") (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of the Private Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer-Guaranteed Delivery Procedures" and in instruction 2 to the Letter of Transmittal.

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

                       DESCRIPTION OF SECURITIES TENDERED




  Name and Address of         Certificate
  registered Holder as it      Number(s)         Maturity of     Aggregate Principal   Principal Amount of
  Appears on the Private    of Private Notes    Private Notes     Amount Represented      Private Notes
    Notes (Please Print)        Tendered           Tendered        by Private Notes         Tendered*

-----------------           --------------     --------------    ----------------      --------------

-----------------           --------------     --------------    ----------------      --------------

-----------------           --------------     --------------    ----------------      --------------

-----------------           --------------     --------------    ----------------      --------------

-----------------           --------------     --------------    ----------------      --------------

-----------------           --------------     --------------    ----------------      --------------


*Must be tendered only in integral multiples of $1,000.


If the Private Notes will be tendered by book-entry transfer, provide the following information:


DTC  Account Number:
                    -----------------------------------------------------------

                                PLEASE SIGN HERE


All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.



X                                      Date:              , 200_
  ------------------------------           --------------

X                                      Date:              , 200_
  ------------------------------           --------------

Signature(s) of Owner(s)
or Authorized Signatory

Area Code and Telephone Number:
                               --------------------------

Must be signed by the holder(s) of the Private Notes as their name(s) appear(s) on certificates of the Private Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.


                                      Please print name(s) and address(es)




Name(s):      ------------------------------------------
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              ------------------------------------------
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Capacity:
              ------------------------------------------
              ------------------------------------------
              ------------------------------------------
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Address(es):
              ------------------------------------------
              ------------------------------------------
              ------------------------------------------

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

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED


                             GUARANTEE OF DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution, " including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either (a) the Private Notes tendered hereby, in proper from for transfer, or (b) confirmation of the book-entry transfer of such Private Notes to the Exchange Agent's account at The Depository Trust Company ("DTC") maintained for such purpose, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents by 5:00 P.M., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Private Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.




Name of Firm:
              ----------------------   ----------------------------------------
                                       (Authorized Signature)

Address:                                 Title:
        -----------------------------           -------------------------------

                                         Name:
        -----------------------------          --------------------------------
                           (Zip Code)                (Please Type or Print)
Area Code and
Telephone Number:                        Date:
                  -------------------        ----------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR PRIVATE NOTES WITH THIS FORM. CERTIFICATES FOR PRIVATE NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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